Exhibit 21

LIST OF SUBSIDIARIES

			PERCENTAGE
		STATE OR	OF VOTING
		JURISDICTION OF	SECURITIES
NAME		INCORPORATION	OWNED
1.	Gulf Fleet Abu Dhabi	Abu Dhabi	49%
2.	Tidewater Marine Alaska, Inc.	Alaska	100%
3.	Pacific Tidewater Pty. Ltd.	Australia	100%
4.	Tidewater Marine Australia Pty Ltd.	Australia	100%
5.	Tidewater Marine West Indies Limited	Bahama Islands	100%
6.	Tidewater Investment SRL	Barbados	100%
7.	Pental Insurance Co. Ltd.	Bermuda	100%
8.	Mare Alta do Brasil Navegacao Ltda.	Brazil	100%
9.	Navegadores Servicos de Apoio Maritimo Ltda.	Brazil	100%
10.	OSA do Brasil Representações Ltda.	Brazil	100%
11.	Pan Marine do Brasil Ltda.	Brazil	100%
12.	Mashhor Marine Sdn. Bhd.	Brunei	70%
13.	3291361 Nova Scotia Limited	Canada	100%
14.	Aqua Fleet Limited	Cayman Islands	100%
15.	Arabia Shipping Limited	Cayman Islands	100%
16.	Blue Fleet Limited	Cayman Islands	100%
17.	Crimson Fleet Limited	Cayman Islands	100%
18.	Gold Fleet Limited	Cayman Islands	100%
19.	Green Fleet Limited	Cayman Islands	100%
20.	Grey Fleet Limited	Cayman Islands	100%
21.	Gulf Fleet Middle East Limited	Cayman Islands	100%
22.	Indigo Fleet Limited	Cayman Islands	100%
23.	International Maritime Services, Inc.	Cayman Islands	100%
24.	Jackson Marine Limited	Cayman Islands	100%
25.	LNG Marine Towing Cayman Limited	Cayman Islands	57.5%
26.	Maroon Fleet Limited	Cayman Islands	100%
27.	Middle East Ships Limited	Cayman Islands	100%
28.	Orange Fleet Limited	Cayman Islands	100%
29.	Pan Marine International, Inc.	Cayman Islands	100%
30.	Platinum Fleet Limited	Cayman Islands	100%
31.	Purple Fleet Limited	Cayman Islands	100%
32.	Silver Fleet Limited	Cayman Islands	100%
33.	Sonatide Marine Services, Ltd.	Cayman Islands	49%
34.	Sonatide Marine, Ltd.	Cayman Islands	49%
35.	Tidewater Assets Limited	Cayman Islands	100%
36.	Tidewater Boats Limited	Cayman Islands	100%
37.	Tidewater Crewing Limited	Cayman Islands	100%
38.	Tidewater Hulls Limited	Cayman Islands	100%
39.	Tidewater Marine International, Inc.	Cayman Islands	100%
40.	Tidewater Marine U.K. Limited	Cayman Islands	100%
41.	Tidewater Maritime Limited	Cayman Islands	100%
42.	Tidewater Properties Limited	Cayman Islands	100%
43.	Tidewater Ships Limited	Cayman Islands	100%
44.	Tidewater Subsea Crewing Limited	Cayman Islands	100%
45.	Tidewater Subsea International Limited	Cayman Islands	100%
46.	Tidewater Vessels Limited	Cayman Islands	100%
47.	Vermilion Fleet Limited	Cayman Islands	100%
48.	Violet Fleet Limited	Cayman Islands	100%

			PERCENTAGE
		STATE OR	OF VOTING
		JURISDICTION OF	SECURITIES
NAME		INCORPORATION	OWNED
49.	VTG Ships Limited	Cayman Islands	100%
50.	Yellow Fleet Limited	Cayman Islands	100%
51.	Zapata Gulf Marine International Limited	Cayman Islands	100%
52.	Compania Marítima de Magallanes Limitada	Chile	100%
53.	Tidewater Marine Technical Services (Shenzhen) Co., Ltd.	China	100%
54.	DTDW Holdings Limited	Cyprus	100%
55.	Tidewater Cyprus Limited	Cyprus	100%
56.	Vesselogistics Limited	Cyprus	100%
57.	Cajun Acquisitions, LLC	Delaware	100%
58.	Tidewater Corporate Services, L.L.C.	Delaware	100%
59.	Tidewater Mexico Holding, L.L.C	Delaware	100%
60.	Tidewater Venture, Inc.	Delaware	100%
61.	Al Wasl Marine LLC	Dubai	49%
62.	Tidewater Marine North Sea Limited	England	100%
63.	Tidewater Support Services Limited	England	100%
64.	Tidewater Marine Gabon S.A	Gabon	100%
65.	Tidewater (India) Private Limited	India	100%
66.	PT Tidewater Operators Indonesia	Indonesia	95%
67.	Tidewater Marine Kazakhstan, L.L.P.	Kazakhstan	100%
68.	Offshore Marine Inc.	Labuan	49%
69.	Offshore Labuan Leasing Inc.	Labuan	100%
70.	VTG Supply Boat Liberia Inc.	Liberia	100%
71.	Gulf Fleet Supply Vessels, L.L.C.	Louisiana	100%
72.	Java Boat Corporation	Louisiana	100%
73.	Pan Marine International Dutch Holding, L.L.C.	Louisiana	100%
74.	Point Marine, L.L.C.	Louisiana	100%
75.	Quality Shipyards, L.L.C.	Louisiana	100%
76.	S.O.P., Inc.	Louisiana	100%
77.	Tide States, L.L.C.	Louisiana	80%
78.	Tide States Vessels, L.L.C.	Louisiana	80%
79.	Tidewater GOM, Inc.	Louisiana	100%
80.	Tidewater Marine, L.L.C.	Louisiana	100%
81.	Tidewater Marine Fleet, L.L.C.	Louisiana	100%
82.	Tidewater Marine Hulls, L.L.C.	Louisiana	100%
83.	Tidewater Marine International Dutch Holdings, L.L.C.	Louisiana	100%
84.	Tidewater Marine Sakhalin, L.L.C.	Louisiana	100%
85.	Tidewater Marine Ships, L.L.C.	Louisiana	100%
86.	Tidewater Marine Vessels, L.L.C.	Louisiana	100%
87.	Tidewater Subsea, L.L.C.	Louisiana	100%
88.	Tidewater Subsea ROV, L.L.C.	Louisiana	100%
89.	Twenty Grand (Brazil), L.L.C.	Louisiana	100%
90.	Twenty Grand Marine Service, L.L.C.	Louisiana	100%
91.	Zapata Gulf Marine L.L.C.	Louisiana	100%
92.	Tidewater Marine Service (M) Sdn. Bhd.	Malaysia	100%
93.	Tidewater Offshore Sdn Bhd	Malaysia	49%
94.	Arrendadora de Naves del Golfo, S.A. de C.V., SOFOM, ENR	Mexico	100%
95.	Logistica Mexicana del Caribe, S. de R.L. de C.V.	Mexico	100%
96.	Naviera Tidex, S. de R.L. de C.V.	Mexico	49%
97.	Servicios Costa Afuera de Mexico, S. de R.L. de C.V.	Mexico	100%
98.	Tidewater de Mexico, S. de R.L. de C.V.	Mexico	99%
99.	DTDW Marine Services B.V.	Netherlands	40%
100.	Java Boat Corporation B.V.	Netherlands	100%

			PERCENTAGE
		STATE OR	OF VOTING
		JURISDICTION OF	SECURITIES
NAME		INCORPORATION	OWNED
101.	JB Holding Company B.V.	Netherlands	100%
102.	Tidewater Dutch Holdings Cooperatief U.A.	Netherlands	100%
103.	Tidewater Investment Cooperatief U.A.	Netherlands	100%
104.	Gulf Fleet N.V.	Netherlands Antilles	100%
105.	Hilliard Oil & Gas, Inc.	Nevada	100%
106.	O.I.L. (Nigeria) Limited	Nigeria	82.1%
107.	Tideflo Marine Services Limited	Nigeria	40%
108.	Tidex Nigeria Limited	Nigeria	60%
109.	Zapata Marine Service (Nigeria) Limited	Nigeria	100%
110.	Troms Offshore Fleet 1 AS	Norway	100%
111.	Troms Offshore Fleet 2 AS	Norway	100%
112.	Troms Offshore Fleet 3 AS	Norway	100%
113.	Troms Offshore Fleet 4 AS	Norway	100%
114.	Troms Offshore Fleet Holding AS	Norway	100%
115.	Troms Offshore Management AS	Norway	100%
116.	Troms Offshore Marine AS	Norway	100%
117.	Troms Offshore Services AS	Norway	100%
118.	Troms Offshore Supply AS	Norway	100%
119.	Global Panama Marine Service, Inc.	Panama	100%
120.	Niugini Offshore Services Joint Venture	Papua New Guinea	40%
121.	Sakhalin Holding, L.L.C.	Russia	100%
122.	Sakhalin Offshore Marine, L.L.C.	Russia	100%
123.	Tidewater Al Rushaid Co. Ltd.	Saudi Arabia	50%
124.	SEA Maritime Services Pte. Ltd.	Singapore	100%
125.	Southern Ocean Services Pte. Ltd.	Singapore	100%
126.	Tidewater Marine Charter Services Pte. Ltd.	Singapore	100%
127.	Tidewater Marine International Pte. Ltd.	Singapore	100%
128.	Tidewater Marine Western, Inc.	Texas	100%
129.	Divetide Limited	Thailand	49%
130.	Antilles Marine Service Limited	Trinidad & Tobago	50%
131.	Tidewater Marine Indonesia Limited	Vanuatu	80%
132.	Tidewater Marine Vanuatu Limited	Vanuatu	100%
133.	Equipo Mara, C.A.	Venezuela	19.9%
134.	Tidewater Caribe, C.A.	Venezuela	100%

NOTE: The Company has elected to exclude certain subsidiaries that do not constitute a “Significant Subsidiary” as set forth in Section 601(b)(21) of Regulation S-K.